Exhibit 107

Calculation of Filing Fee Tables

Form S-3
(Form Type)

New Fortress Energy Inc.
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Class A Common Stock, par value $0.01 per share	457(r)	(1) (2)	(1) (2)	(1) (2)	(3)	(3)
Fees to Be Paid	Equity	Preferred Stock, par value $0.01 per share	457(r)	(1) (2)	(1) (2)	(1) (2)	(3)	(3)
Fees to Be Paid	Other	Depositary Shares	457(r)	(1) (2)	(1) (2)	(1) (2)	(3)	(3)
Fees to Be Paid	Debt	Debt Securities	457(r)	(1) (2)	(1) (2)	(1) (2)	(3)	(3)
Fees to Be Paid	Other	Warrants	457(r)	(1) (2)	(1) (2)	(1) (2)	(3)	(3)
Fees Previously Paid	N/A	N/A	N/A	N/A	N/A	N/A		N/A
Carry Forward Securities
Carry Forward Securities	Equity	Class A Common Stock, par value $0.01 per share	415(a)(6)	108,312,773		$1,501,215,033.78			S-3ASR	333-254469	March 18, 2021	$194,857.72 (4)
			415(a)(6)	6,358,199		$275,437,180.68			S-3ASR	333-254469	March 18, 2021	$30,050.20 (4)
	Total Offering Amounts					$1,776,652,214.46		N/A
	Total Fees Previously Paid							N/A
	Total Fee Offsets							N/A
	Net Fee Due							N/A

(1)	Omitted pursuant to Form S-3 Instructions to the Calculation of Filing Fee Tables and Related Disclosure 2.A.iii.c.
(2)
An indeterminate aggregate initial offering price, principal amount or number of the securities of each identified class is being registered as may from time to time be offered at indeterminate prices or upon conversion, exchange or exercise of other securities. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities.

(3)
The Registrant is relying on Rule 456(b) and Rule 457(r) under the Securities Act of 1933 (the “Securities Act”) to defer payment of all registration fees. In connection with the securities offered hereby, the Registrant will “pay-as-you-go” in accordance with Rule 456(b). The Registrant will calculate the registration fee applicable to an offer of securities pursuant to this Registration Statement based on the fee payment rate in effect on the date of such fee payment.

(4)
As discussed below, pursuant to Rule 415(a)(6) under the Securities Act, this Registration Statement includes 114,670,972 shares of Class A Common Stock that were previously registered and remain unsold (the “Unsold Securities”). Accordingly, no registration fee is due.

Pursuant to Rule 415(a)(6), this Registration Statement includes 108,312,773 shares of Unsold Securities previously registered pursuant to the registration statement on Form S-3 (File No. 333-236921), which was declared effective on May 6, 2020 (the “Initial Registration Statement”) and subsequently pursuant to the registration statement on Form S-3ASR (File No. 333-254469), which was automatically effective on March 18, 2021 (the “Expiring Registration Statement”).

The Initial Registration Statement registered 145,050,664 shares of common stock with a proposed maximum aggregate offering price of $2,010,402,203.04, in respect of which the Registrant paid an aggregate registration fee of $260,950.21 (the “Initial Filing Fee”). A total of 138,692,465 unsold shares of common stock were subsequently registered under the Expiring Registration Statement and the Initial Filing Fee in respect of such shares of unsold shares of common stock was carried forward to the Expiring Registration Statement. In addition, 6,358,199 new shares of Class A Common Stock with an aggregate offering price of $275,437,180.68 were registered under the Expiring Registration Statement, in respect of which the Registrant paid an aggregate registration fee of $30,050.20, which shares remain unsold (the “Subsequent Filing Fee”).

Pursuant to Rule 415(a)(6), $194,857.72 of the Initial Filing Fee is hereby applied to the 108,312,773 shares of Unsold Securities carried forward and registered hereunder and $30,050.20 of the Subsequent Filing Fee is hereby applied to the 6,358,199 shares of Unsold Securities carried forward and registered hereunder and, as a result, no additional filing fee is due in respect of such Unsold Securities. In accordance with Rule 415(a)(6), the offering of securities registered under the Expiring Registration Statement will be terminated as of the time of filing of this Registration Statement.